Exhibit 3.2

                            AMENDMENT

                                TO

                  AMENDED AND RESTATED AGREEMENT

                                OF

                       LIMITED PARTNERSHIP

                                OF

     FREEPORT-McMoRan RESOURCE PARTNERS, LIMITED PARTNERSHIP



          This amendment is to the Amended and Restated Agreement of Limited Partnership (the "Agreement") which was entered into as of May 29, 1987 by and among Freeport Minerals Company and Geysers Geothermal Company, as the Managing General Partners, and Freeport-McMoRan Inc. and Freeport Phosphate Rock Company, as the Special General Partners, amending and restating the Agreement of Limited Partnership entered into as of April 17, 1986.

          1. Section 15.1 of the Agreement provides for certain amendments to the Agreement to be adopted solely by Freeport Minerals Company, as Administrative Managing General Partner. This Amendment is being undertaken pursuant to subdivision (d)
(i) of such Section 15.1.

          2. For all purposes of the Agreement, the designation and status of Geysers Geothermal Company, as Managing General
Partner and of Freeport-McMoRan Inc. as Special General Partner are modified hereby. From and after the date hereof,

           (i)   GGC shall be a Special General Partner;

           (ii)  Freeport-McMoRan Inc. shall be a Managing
     General Partner;

           (iii) Freeport-McMoRan Inc., as Managing General Partner, will assume all the obligations and duties of Geysers Geothermal Company as a Managing General Partner as provided for in the Agreement, including, without limitation, the covenants and restriction contained in
     Section 13.1 of the Agreement. Freeport-McMoRan Inc. will acknowledge such assumption by executing and delivering this Amendment.

          IN WITNESS WHEREOF, Freeport Minerals Company, as
Administrative Managing General Partner, and Freeport-McMoRan
Inc., as a General Partner, have executed this Agreement as of December 16, 1988.


                              FREEPORT MINERALS COMPANY,
                                 as Administrative
                                 Managing General Partner



                              By:  /s/ Milton H. Ward
                                  ---------------------
                                   Milton H. Ward
                                   Chairman of the Board
                                     and President



                              FREEPORT-McMoRan INC.
                                 as General Partner



                              By:  /s/ Milton H. Ward
                                  -------------------
                                   Milton H. Ward
                                   President